SUB-ITEM 77Q3

AIM GOLD & PRECIOUS

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  3/31/2007
FILE NUMBER 811-3826
SERIES NO.: 2


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                    $ 1,268
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                    $   486
        Class C                                                    $   364
        Investor Class                                             $ 3,387

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                  $000.1383
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                  $000.1178
        Class C                                                  $000.1178
        Investor Class                                           $000.1383

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                      9,609
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                      4,257
        Class C                                                      3,318
        Investor Class                                              23,905

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                   $   6.11
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                   $   6.01
        Class C                                                   $   6.39
        Investor Class                                            $   6.15